Exhibit 99.1
BALLY'S CORPORATION ANNOUNCES FIRST QUARTER 2022 RESULTS

PROVIDENCE, R.I., - May 5, 2022 - Bally’s Corporation (NYSE: BALY) today reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights

•Revenue of $548.3 million
•Net income of $1.9 million
•Adjusted EBITDA of $115.0 million

Lee Fenton, Chief Executive Officer said, “Our Casinos & Resorts’ results were strong as the US consumer returned to our properties as US COVID restrictions were lifted. International Interactive revenue was down 1% year over year on a constant currency basis due to tightened consumer spending in the UK that was offset by solid performance by our Asia business. North America Interactive continued to invest in the rollout plan that accelerated this month with the launch of our foundational 2.0 tech stack in Arizona yesterday.”

Summary of Financial Results

	Quarter Ended March 31,
(in thousands, except percentages)	2022	2021
Revenue	$548,271	$192,266
Income from operations	$22,520	$29,474
Income from operations margin	4.1%	15.3%
Net income (loss)	$1,889	$(10,705)
Net income (loss) margin	0.3%	(5.6)%
Adjusted EBITDA(1)	$114,953	$52,475
Adjusted EBITDA margin(1)	21.0%	27.3%
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

2022 Guidance

Bally’s is reaffirming its previous guidance provided on February 24, 2022 for the year ending December 31, 2022 with revenue in the range of $2.4 billion to $2.5 billion and Adjusted EBITDA in the range of $560 million to $580 million. Bally’s currently estimates revenue to be at the lower end of the range primarily due to the uncertainty of foreign exchange movements. The guidance is subject to a number of known and unknown uncertainties and risks, including those set forth under Bally’s safe harbor statement under the federal securities laws set forth below.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Casinos & Resorts EBITDAR and Adjusted Casinos & Resorts EBITDAR margin, which exclude certain items described below. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for the Company, or where noted the Company’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition, integration and restructuring expenses, share-based compensation, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate costs among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

“Adjusted Casinos & Resorts EBITDAR” is Adjusted EBITDA (as defined above) for the Company's Casinos & Resorts segment plus rent expense associated with triple net operating leases with Gaming and Leisure Properties, Inc. ("GLPI") for the real estate assets used in the operation of Bally's Evansville and Bally's Dover and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. Adjusted Casinos & Resorts EBITDAR margin is measured as Adjusted Casinos & Resorts EBITDAR as a percentage of revenue.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Casinos & Resorts EBITDAR and Adjusted Casinos & Resorts EBITDAR margin when evaluating operating performance because the Company believes that these metrics are necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in the Company's industry and a principal basis for valuing such companies as well. Management believes that while certain items excluded from Adjusted EBITDA and Adjusted Casinos & Resorts EBITDAR may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA or Adjusted Casinos & Resorts EBITDAR should be construed as an alternative to GAAP net income as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EBITDAR as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide reconciliations of Adjusted EBITDA to net income on a forward-looking basis to its most comparable GAAP financial measure because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program, variations in effective tax rate and expansion and pre-opening expenses, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculations of Adjusted EBITDA. Bally’s believes that the probable significance of providing these forward-looking non-GAAP financial measures without a reconciliation to the most directly comparable GAAP financial measure, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful regarding its operations, including its completed and proposed acquisitions and the estimated impact on those businesses’ results from the anticipated changes Bally’s is likely to make, or has made, to their operations, but will not have that information on a GAAP basis. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDA in the future. Accordingly, the actual effect of these items, when determined could potentially be significant to the calculation of Adjusted EBITDA.

First Quarter Conference Call
Bally’s first quarter 2022 earnings conference call and audio webcast will be held today, Thursday, May 5, 2022 at 8:00 AM EDT. To access the conference call, please dial (877) 830-2589 (U.S. toll-free) and reference conference ID BALYQ12022. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.ballys.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.

About Bally's Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 14 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 18 states. It also owns Gamesys Group, a leading, global, online gaming operator, Bally's Interactive, a first-in-class sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, SportCaller, a leading, global B2B free-to-play game provider, and Telescope Inc., a leading provider of real-time fan engagement solutions.

With approximately 10,000 employees, Bally’s casino operations include more than 15,800 slot machines, 500 table games and 5,300 hotel rooms. Upon closing the previously announced Tropicana Las Vegas (NV) transaction, as well as completing the construction of a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and manage 16 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY".

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (the "SEC") and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Robert Lavan	Richard Goldman
Chief Financial Officer	Kekst CNC
401-475-8564	646-847-6102
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Quarter Ended March 31,
	2022	2021
Revenue:
Gaming	$463,702	$155,278
Hotel	26,935	13,059
Food and beverage	23,988	15,500
Retail, entertainment and other	33,646	8,429
Total revenue	548,271	192,266

Operating (income) costs and expenses:
Gaming	219,212	47,254
Hotel	8,582	5,149
Food and beverage	18,956	12,209
Retail, entertainment and other	13,099	1,797
Advertising, general and administrative	181,616	80,499
Expansion and pre-opening	—	603
Acquisition, integration and restructuring	5,280	12,258
Gain from insurance recoveries, net of losses	(164)	(10,676)
Rebranding	289	913
Depreciation and amortization	78,881	12,786
Total operating costs and expenses	525,751	162,792
Income from operations	22,520	29,474

Other income (expense):
Interest income	162	524
Interest expense, net of amounts capitalized	(45,847)	(20,798)
Change in value of naming rights liabilities	13,379	(27,406)
Adjustment on bargain purchase	(107)	—
Other, net	6,207	2,671
Total other expense, net	(26,206)	(45,009)

Loss before provision for income taxes	(3,686)	(15,535)
Benefit from income taxes	(5,575)	(4,830)
Net income (loss)	$1,889	$(10,705)

Basic earnings (loss) per share	$0.03	$(0.30)
Weighted average common shares outstanding - basic	60,017	35,827
Diluted earnings (loss) per share	$0.03	$(0.30)
Weighted average common shares outstanding - diluted	60,120	35,827

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(in thousands)

	Quarter Ended March 31,
	2022	2021
Revenue	$548,271	$192,266

Net income (loss)	$1,889	$(10,705)
Interest expense, net of interest income	45,685	20,274
Benefit from income taxes	(5,575)	(4,830)
Depreciation and amortization	78,881	12,786
Non-operating (income) expense(1)	(19,479)	24,735
Acquisition, integration and restructuring	5,280	12,258
Share-based compensation	5,095	4,483
Other(2)	3,177	(6,526)
Adjusted EBITDA	$114,953	$52,475

Net income (loss) margin	0.3%	(5.6)%
Adjusted EBITDA margin	21.0%	27.3%
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(1) Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) adjustment on bargain purchase, and (iii) other (income) expense, net.
(2) Other includes the following non-recurring items for the applicable periods: (i) deal-related, rebranding, expansion and pre-opening expenses, (ii) Credit Agreement amendment related expenses, (iii) costs related to pursuing sports betting, iGaming and lottery access in various jurisdictions, (iv) non-routine legal expenses, and (v) net gains related to insurance recoveries.

BALLY'S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment and Adjusted EBITDA Margin (unaudited)
(in thousands)

Quarter Ended March 31, 2022	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$279,970	$15,227	$253,074	$—	$548,271

Net income (loss)	$28,023	$(25,373)	$28,808	$(29,569)	$1,889
Interest expense, net of interest income	4	(2)	166	45,517	45,685
Provision (benefit) for income taxes	9,228	(2,884)	(3,167)	(8,752)	(5,575)
Depreciation and amortization	15,353	8,974	46,064	8,490	78,881
Non-operating (income) expense(1)	—	(1,595)	1,115	(18,999)	(19,479)
Acquisition, integration and restructuring	—	289	341	4,650	5,280
Share-based compensation	—	—	—	5,095	5,095
Other(1)	(164)	850	—	2,491	3,177
Allocation of corporate costs	21,346	416	—	(21,762)	—
Adjusted EBITDA	$73,790	$(19,325)	$73,327	$(12,839)	$114,953
Rent expense associated with triple net operating leases (2)	11,411
Adjusted EBITDAR	$85,201

Net income margin	10.0%
Adjusted EBITDAR margin	30.4%
________________________________
(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.
(2)Consists of the operating lease components contained within our triple net master lease dated June 4, 2021 with GLPI and the triple net lease assumed in connection with our acquisition of Bally's Lake Tahoe, which is primarily our individual triple net leases with GLPI for the real estate assets used in the operation of Bally's Evansville and Bally's Dover, and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

Quarter Ended March 31, 2021	Casinos & Resorts	North America Interactive	Other	Total
Revenue	$189,433	$2,833	$—	$192,266

Net income (loss)	$33,101	$459	$(44,265)	$(10,705)
Interest expense, net of interest income	11	—	20,263	20,274
Provision (benefit) for income taxes	11,946	(92)	(16,684)	(4,830)
Depreciation and amortization	11,608	1,032	146	12,786
Non-operating (income) expense(1)	—	(52)	24,787	24,735
Acquisition, integration and restructuring	—	—	12,258	12,258
Share-based compensation	—	—	4,483	4,483
Other(1)	(10,044)	—	3,518	(6,526)
Allocation of corporate costs	11,601	50	(11,651)	—
Adjusted EBITDA	$58,223	$1,397	$(7,145)	$52,475
________________________________
(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

BALLY'S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$160,777	$206,193

Term Loan Facility	$1,940,138	$1,945,000
Revolving Credit Facility	110,000	85,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	750,000	750,000
Less: Unamortized original issue discount	(30,610)	(31,425)
Less: Unamortized deferred financing fees	(51,025)	(52,348)
Long-term debt, including current portion	$3,468,503	$3,446,227
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,449,053	$3,426,777

Cash Flow Data

	Quarter Ended March 31,
(in thousands)	2022	2021	2020
Capital expenditures	$54,516	$15,327	$2,999
Cash paid for internally developed software	14,956	—	—
Acquisition of gaming licenses	860	250	—
Cash payments associated with triple net operating leases(1)	10,000	—	—
________________________________
(1)Consists of payments made in connection with the Company's triple net operating leases, as defined above.